EXHIBIT 99.4

SCREAMIN MEDIA GROUP, INC.

Unaudited Condensed Financial Statements

As of June 30, 2011 And The Three

and Six Months Then Ended

SCREAMIN MEDIA GROUP, INC.

TABLE OF CONTENTS

UNAUDITED CONDENSED FINANCIAL STATEMENTS
Unaudited Condensed Balance Sheet	1
Unaudited Condensed Statements of Operations	2
Unaudited Condensed Statements of Cash Flows	3
Notes to Unaudited Condensed Financial Statements	4

SCREAMIN MEDIA GROUP, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2011

June 30,
2011
ASSETS
Current assets:
Cash and cash equivalents	$633,500
Accounts receivable, net	78,900
Other current assets	9,000

Total current assets	721,400
Property and equipment, net (Note 2)	58,700
Intangible assets, net (Notes 3 and 4)	58,500

Total assets	$838,600

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$249,800
Accrued merchants payable	405,200
Accrued affiliates payable	232,400
Accrued expenses	277,000
Accrued contingent tax liability (Note 6)	524,600
Notes payable (Notes 5 and 10)	1,075,000

Total current liabilities	2,764,000

Total liabilities	2,764,000

Commitments and contingencies

Stockholders’(deficit) equity:

Series A Preferred Stock, $0.00001 par value; 2,000,000 shares authorized; 1,600,000 issued and outstanding at June 30, 2011	—
Common stock, $0.0001 par value; 10,000,000 shares authorized; issued and outstanding 6,145,000 at June 30, 2011	600
Additional paid-in capital	839,500
Accumulated deficit	(2,765,500)

Stockholders’ (deficit) equity	(1,925,400)

Total liabilities and stockholders’ (deficit) equity	$838,600

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

UNAUDITED CONDENSED

STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Revenue	$2,237,600	$343,900	$4,067,800	$423,700
Cost of revenues	2,027,400	292,700	3,694,400	372,300

Gross profit	210,200	51,200	373,400	51,400

Operating Expenses:

Sales and marketing	514,200	124,300	630,200	154,700
General and administrative	1,091,600	311,200	1,581,300	371,900

Total operating expenses	1,605,800	435,500	2,211,500	526,600

Net income (loss)	$(1,395,600)	$(384,300)	$(1,838,100)	$(475,200)

Per share data:
Basic net income (loss) per share	$(0.27)	$(0.07)	$(0.36)	$(0.12)

Basic weighted average shares outstanding	5,151,196	5,140,000	5,145,722	4,108,778

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

UNAUDITED CONDENSED

STATEMENTS OF CASHFLOWS

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Cash Flows From Operating Activities
Net loss	$(1,838,100)	$(475,200)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	18,500	3,700
Non-cash stock compensation expense	141,100	35,300
Non-cash license termination expense	127,500	—
Effect of changes in operating assets and liabilities:
Accounts receivable	(66,900)	(13,200)
Other current assets	(9,000)	—
Accounts payable	188,700	44,900
Accrued merchants payable	165,200	49,600
Accrued affiliates payable	46,800	16,100
Accrued contingent tax liability	185,600	170,300
Accrued expenses	184,100	1,000

Net cash used in operating activities	(856,500)	(167,500)

Cash Flows From Investing Activities

Purchase of property and equipment	(63,900)	(23,200)

Net cash used in investing activities	(63,900)	(23,200)

Cash Flows From Financing Activities
Proceeds from issuance of subscribed preferred stock	—	200,000
Proceeds from issuance of common stock	62,700	500
Proceeds from the issuance of notes payable	1,075,000	50,000
Payment of notes payable	(25,000)	—

Net cash provided by financing activities	1,112,700	250,500

Increase in cash and cash equivalents	192,300	59,800
Cash and cash equivalents, beginning of year (period)	441,200	8,700

Cash and cash equivalents, end of year (period)	633,500	68,500

Supplemental Disclosures:
Cash paid for interest	$—	$—

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Screamin Media Group, Inc. (the “Company” or “SMG”), a Delaware corporation, is engaged in the daily deals advertising business, serving hundreds of thousands of subscribers with deals from thousands of local merchants in 14 markets throughout the U.S., primarily in Southern California. The Company connects merchants to consumers by offering goods and services at a discount by emailing its subscribers with discounted offers for goods and services provided by merchants. Consumers can also purchase daily deals directly through the Company’s website. The Company was located in San Juan Capistrano, California, and has subsequently relocated to Irvine, California.

Presentation of Financial Statements

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowances for doubtful accounts; deferred tax assets, fixed assets; share-based compensation; sales commissions; income tax uncertainties; and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Recapitalization

On November 19, 2009, Screamin Coupon’s Partnership (“SCP”) was formed and on January 19, 2010, the partnership transferred all the assets and liabilities to the Company and incorporated the same day with the same ownership structure and continued the operations as the newly incorporated entity starting on January 19, 2010.

The financial statements of the new entity is required to report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. As a result, the financial statements include the accounts of the Company and SCP for period from January 1, 2010 to December 31, 2010. The effects of intra-entity transactions on the accounts for periods presented and at the beginning of the period have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable and Unbilled Receivables

Accounts receivable primarily represent the net cash due from the Company’s credit processor for cleared transactions. The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Actual collection experience has not differed significantly from the Company’s estimates, due primarily to the

Company’s credit and collections practices. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. The Company’s allowance for doubtful accounts at June 30, 2011 was zero.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to seven years.

Website Development Costs and Computer Software Developed for Internal Use

U.S. GAAP regarding accounting for the costs of computer software developed or obtained for internal use requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized. U.S. GAAP regarding accounting for website development costs requires that costs incurred in the preliminary project and operating stage of website development be expensed as incurred and that certain costs incurred in the development stage of website development be capitalized and amortized over the estimated useful life. The Company capitalized certain website development cost totaling $33,800 as of June 30, 2011. The amortization of capitalized website development costs was $2,800 and $6,100 for the three and six months ended June 30, 2011, respectively. Capitalized website development costs are included in intangible assets, net.

Intangible Assets

Intangible assets are amortized over their estimated useful lives, generally on a straight-line basis over two to five years.

Impairment of Long-lived Assets

The Company accounts for the impairment and disposition of definite life intangible and long-lived assets in accordance with U.S. GAAP guidance on accounting for the impairment or disposal of long-lived assets. In accordance with the guidance, such assets to be held are reviewed for events, or changes in circumstances, which indicate that their carrying value may not be recoverable. The Company periodically reviews related carrying values to determine whether or not impairment to such value has occurred. For three and six months ended June 30, 2011, management concluded that there was no impairment.

Fair Value of Financial Instruments

Our financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The Company believes that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Revenue Recognition

The Company recognizes revenue from the sale of a daily deal when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. The Company records the gross amount it receives from the sale of a daily deal, excluding taxes where applicable, as the Company is the primary obligor in the transaction, and records an allowance for estimated customer refunds on total revenue primarily based on historical experience. As noted above, the Company also records costs related to the associated obligation to redeem the award credits granted at issuance as a contra revenue item.

Cost of Revenue

Cost of revenue consists of direct costs incurred to generate the Company’s revenue, primarily the agreed-upon payments to the merchants. Cost of revenue components are recorded with the associated revenue and payments are made to merchants based on either negotiated payment schedules.

Marketing

Marketing expense consists primarily of online marketing costs, such as sponsored search, advertising on social networking sites, email marketing campaigns, affiliate programs, and to a lesser extent, offline marketing costs such as print advertising. The Company records these costs in marketing expense on the statements of operations when incurred.

Stock-Based Compensation

The Company measures stock-based compensation and other equity-based compensation arrangements at fair value, net of estimated forfeitures, and generally recognizes the corresponding compensation expense on a straight-line basis over the service period during which awards are expected to vest. The Company includes stock-based compensation expense in the selling, general and administrative expenses in the statements of operations.

The Company’s 2011 calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life of 1 year; 100% stock price volatility; risk-free interest rate of 0.3%; forfeitures rate of 2% and no dividends during the expected term. There were no grants of employee stock options during 2010 and no related Black-Scholes option pricing model assumptions. During the three and six months ended June 30, 2011, the Company recognized employee stock option expense of $7,100 and $8,500 respectively.

Concentration of Risk

As of June 30, 2011, the Company maintained its cash account at one commercial bank. The cash balance at June 30, 2011, exceeded the FDIC coverage in the amount of $452,000.

Advertising

The Company expenses advertising costs as incurred which are classified as sales and marketing expense. Advertising expense was approximately $375,100 and $432,800 for the three and six months ended June 30, 2011. Advertising expense was approximately $120,900 and $136,000 for the three and six months ended June 30, 2010.

Reward and Referral Program

The Company uses a customer referral and reward program to provide customers with incentives to refer their friends and families to join as a subscriber. When customers provide a qualifying referral to a new subscriber, the Company grants the customer credits that can be redeemed as partial payment towards a future purchase of a deal. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheet and records the corresponding offset to revenue on the statements of operations.

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2011

2011
Computer equipment	$49,500
Computer software	19,100

68,600
Less: accumulated depreciation	(9,900)

$58,700

Property and equipment are depreciated over their estimated useful lives on a straight-line basis over three to seven years. Depreciation expense was approximately $4,200 and $6,100 for the three and six months ended June 30,

2011, respectively. Depreciation expense was approximately $900 and $900 for the three and six months ended June 30, 2010, respectively.

3. WEBSITE DEVELPOMENT COSTS

Website development costs consisted of the following at June 30, 2011

2011
Website development costs	$49,100
Less: accumulated amortization	(15,300)

$33,800

Website development costs are amortized over their estimated useful lives, generally on a straight-line basis over two to five years. Amortization expense was approximately $2,800 and $6,100 for the three and six months ended June 30, 2011, respectively. Amortization expense was approximately $1,700 and $2,800 for the three and six months ended June 30, 2010, respectively.

4. INTANGIBLE PROPERTY

Intangible property consisted of the following at June 30, 2011:

2011
Subscriber and merchant listing	$30,000
Less: accumulated amortization	(5,300)

$24,700

Intangible assets are amortized over their estimated useful lives, generally on a straight-line basis over two to five years. Amortization expense was approximately $2,500 and $5,000 for the three and six months ended June 30, 2011, respectively. There was no amortization expense for the three and six months ended June 30, 2010.

5. NOTES PAYABLE

Bridge Promissory Notes

During March 2011 and April 2011, the Company received $575,000 from the issuance of notes payable to two private investment companies and four individuals, one of which is also an independent sales representative of the Company. The notes were unsecured, due January 31, 2012 and carried 5% annual interest with a prepayment penalty of 50%. Upon the close of the sale of the Company, discussed further below, all $575,000 principal amount of the notes payable were satisfied in full including interest and prepayment penalty in the aggregate amount of $306,400. The balance of the notes was $575,000 as of June 30, 2011.

LOI Promissory Note

During May 2011 and as part of a letter of intent to sell the Company to Local.com Corporation (Local.com), as discussed further below in Note 11, the Company received $500,000 cash and issued a secured promissory note payable to Local.com. The note was secured by all the assets of the Company, due June 30, 2011 and carried 10% annual interest. Upon the close of the sale of the Company to Local.com, discussed further below in Note 11, all $500,000 principal amount of the note payable was satisfied in full as a reduction to the purchase price paid to the selling shareholders. The balance of the notes was $500,000 as of June 30, 2011.

December 2009 Note

During December 2009, the Company received $25,000 cash for a note payable issued to the founder and CEO of the Company. The note was originally due June 30, 2010, and later verbally amended to a due date of January 31, 2011. The note was unsecured and carried interest of 2% on annual basis. In January 2011 the Company had paid and fully satisfied the note.

6. LEASE COMMITMENTS

Operating Leases

The Company leased its offices under an operating lease on a month to month basis beginning March 25, 2010 for monthly rent of $1,500. In August 2010, the Company leased additional space and increased the term of the lease for a period of one year from September 1, 2010, to September 2011 for a monthly rent of $3,000. Rent expense under this lease during the three and six months ended June 30, 2011 was $9,000 and $18,000, respectively. Rent expense under this lease during the three and six months ended June 30, 2010 was $4,500 and $4,500, respectively. The Company did not rent any offices prior to its lease entered into March 2010 above. Future rental payments remaining on the existing lease and related amendments due through June 30, 2011 are $6,000.

Payroll Tax Contingency

From the inception of the Company, management has relied on several independent contractors to perform services for the Company. Management has not viewed these individuals as employees, and has therefore not paid or withheld any payroll taxes. Upon further research, management has determined that such a classification was inaccurate under state and Federal regulations and those individuals should have been classified as employees. Management has retained an independent consultant to assist them in clarifying the regulations and determine the potential liability for unpaid payroll taxes, interest and penalties. The Company has not been contacted or audited by any state or Federal authorities on this matter. However, based on the facts and circumstances, management has accrued $524,600 as a loss contingency as of June 30, 2011 for this potential liability. The expense has been allocated to the line items on the statement of operation based on the nature of their services performed.

7. STOCKHOLDERS’ EQUITY

Common Stock

On November 19, 2009, Screamin Coupon’s Partnership was formed and on January 19, 2010, the partnership transferred all the assets and liabilities to the Company and incorporated the same day with the same ownership structure and continued the operations as the newly incorporated entity starting on January 19, 2010. As part of this capital restructuring, the Company had authorized to issue up to 10,000,000 shares of par value $0.0001 per share and on January 19, 2010 the Company issued 2,065,000 shares of common to the same owners of the partnership who are also two executive offices and founders of the Company. Also, in January 2010, the Company issued 410,000 shares to other executive officers of the Company.

During February 2010, the Company issued 2,665,000 shares of common stock to three executive officers and founders of the Company valued in the amount of $319,800. These shares carry repurchase restrictions which allow the Company to repurchase the shares from the three executive officers based upon a vesting schedule of one quarter of all the shares vesting on the first anniversary date of the issuance and one twelth for each three months of service completed after the first anniversary date. The repurchase shall terminate in its entirety upon a change in control, which occurred in July 2011 as further described below. As of June 30, 2011, the unvested portion of the restriction was 1,554,583 shares. The Company has recognized $53,300 of stock compensation expense for the six months ended June 30, 2011.

During June 2011, the Company received $62,700 cash for the payment of the exercise of options to purchase common stock of the Company. As a result, the Company issued 625,000 shares of common stock to employees and consultants.

During June 2011, the Company entered into termination agreements with its Licensees and as result issued 85,000 shares of its common stock valued at $127,500.

Preferred Stock Series A Subscription

In 2010, the Company received deposits in the amount $400,000 as subscription payments for issuance of Series A Preferred Stock. The Company received $50,000 of the $400,000 in the form of payment towards notes payable owed to the CEO and founder of the Company and the COO of the Company. The Company had amended its’ articles of incorporation in January 2011 to have authorized 2,000,000 shares of Series A Preferred Stock par value $0.00001 per share. Since the articles were amended in January 2011, the preferred stock had not been issued as of until January 2011 and as a result the $400,000 deposits received as Series A Preferred Stock Subscription was then issued as 1,600,000 shares of Series A Preferred Stock.

A controlling individual of the organization which deposited $210,000 of the $400,000 deposits is also a director of the Company and also a controlling individual of a licensee of the Company. The same organization who deposited $210,000 of the $400,000 deposits also had entered into a professional services agreement with the Company in 2011 to assist the Company in raising capital. The agreement entered into 2011 cancelled a warrant to purchase 600,000 shares of common stock of the Company and reissued a new warrant (see below for further discussion). The agreement also obligated the Company to issue up to 360,000 shares of common stock pending certain performance criteria. As a result, as of the June 30, 2011, the Company was obligated to issue 103,500 shares of common stock and had $25,800 as an accrued liability as of June 30, 2011.

The Series A Preferred Stock has dividend preferences if declared. The preferred stock also has distribution and liquidation preferences in the amount of $400,000. Each share of preferred stock is also convertible into one share of common stock at an initial conversion price of $.25 per share. Each holder of shares of preferred stock shall be entitled to the number of votes equal to the number of shares of preferred stock could then be converted. The holders of preferred stock is entitled to vote on all matters on which the common stock is entitled to vote.

Options

The Company has established the Screamin Media Group, Inc. 2010 Stock Option/Stock Issuance Plan (the “Plan”), pursuant to which the Company has reserved 2,675,000 shares of its Common Stock for issuance. On January 17, 2011, the Company had increased the shares available for issuance pursuant to the Plan from 2,675,000 to 4,175,000.

As of December 31, 2010, the Company has granted no options and had 2,675,000 shares available for future grants. Under the terms of the Plan, stock options are granted at exercise prices not less than the fair value of the stock at the date of grant. The Company determines fair value through internal valuations based on historical financial information. Options generally vest twenty five percent upon completion of one year of service and the remaining balance of the option shall become vested shares in a series of thirty-six successive equal monthly installments upon completion of each additional month of service over the thirty-six month period. Any unvested shares underlying outstanding options shall automatically become vested and exercisable pursuant to a change in control as defined by the Plan. Options expire no later than ten years from the date of grant. The Company intends to issue new shares upon exercise of any outstanding option

For the three and six months June 30, 2011, the Company recognized non-cash stock based compensation expense of $7,100 and $8,500, respectively, which is included in general and administrative expense in the accompanying Statements of Operations.

A summary of stock option activity for the six months ended June 30, 2011, is as follows:

Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding as of December 31, 2010	—	$—
Granted	625,000	$0.10	9.6
Exercised	(625,000)	$0.10	9.2

Outstanding as of June 30, 2011	—	$—	—	$—

During the six months ended June 30, 2011, the Company entered into a letter of intent, as discussed further below in Note 11 and as a result, all options vested upon a change of control as defined by the Plan.

Warrants

In 2010, there was a warrant to purchase 600,000 common shares of the Company’s Common Stock issued at an exercise price of $1.00 per share. The exercise of warrant was contingent upon the warrant holder providing additional financing to the Company which did not occur, as a result there was no cost recorded from the warrant in 2010. During 2011, the same 600,000 warrant was cancelled and a new agreement was entered into and a new warrant issued with an exercise price ranging from $.01 to $0.50 per share contingent upon certain performance criteria which was partially met. For the three and six months June 30, 2011, the Company recognized non-cash stock based compensation expense of $41,600 and $72,000, respectively, which is included in general and administrative expense in the accompanying Statements of Operations.

The following weighted average assumptions were used for the warrant granted during the six months June 30, 2011:

	Six Months Ended June 30,
	2011	2010
Expected volatility	100%	—
Risk-free rate	0.3%	—
Expected term	1 year	—

A summary of warrant activity for the six months ended June 30, 2011, is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding as of December 31, 2010	600,000	$—
Granted	600,000	$0.01	0.5
Cancelled	(600,000)	$0.01	0.5

Outstanding as of June 30, 2011	600,000	$0.01	0.5	$906,000

Information regarding the weighted-average remaining contractual life and weighted-average exercise price of warrant outstanding and exercisable at June 30, 2011, for selected price ranges is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yrs.)	Weighted Average Exercise Price per Share	Number Exercisable	Weighted Average Exercise Price per Share
$0.01 - $0.50	600,000	0.5	$0.35	600,000	$0.35

	600,000			600,000

8. INCOME TAXES

Due to operating losses, there is no federal tax provision and $800 California minimum franchise state provision for income taxes is due annually.

Deferred income tax benefits result from the recognition of temporary differences between financial statements and income tax reporting of income and expenses and the recognition of net operating losses in the approximate amount of $831,000 and stock based compensation expense of approximately $710,200 as of June 30, 2011. These deferred tax benefits have been fully offset by a valuation allowance, as management could not determine that it was “more likely than not” that the deferred tax assets would be realized. The gross deferred tax asset and related valuation allowance was approximately $1.5 million at June 30, 2011.

As of June 30, 2011, federal and state net operating loss carry-forwards amount to approximately $1.4 million and begin to expire in the year 2027 and 2017, respectively.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s net operating loss and credit carry-forwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company’s ability to utilize net operating losses and credit carry-forwards remaining at the ownership change date. Management has not evaluated the effects of its capital transactions to determine if an ownership change has occurred.

9. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance on the FASB accounting standards codification and the hierarchy of generally accepted accounting principles, which replaces previously issued authoritative guidance, and establishes the FASB Accounting Standards Codification (“FASB ASC”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. The effective date for the guidance is for financial statement periods ending after September 15, 2009. The Company adopted the provisions of the authoritative guidance as of December 31, 2010, which only required a change in disclosure and did not otherwise impact the financial statements.

10. RELATED PARTY TRANSACTIONS

In 2010, a controlling individual of the organization which deposited $210,000 of the $400,000 deposits for Preferred Stock Series A Subscription is also a director of the Company and also a controlling individual of a licensee of the Company. During the six months ended June 30, 2011, the same organization who deposited $210,000 of the $400,000 deposits for Preferred Stock Series A Subscription also had entered into a professional services agreement with the Company to assist the Company in raising capital (See Note 7 for further discussion).

During the six months ended June 30, 2011, the Company utilized a credit card processing company and credit card financing company. Obligations of the Company to both of these entities were personally guaranteed by an officer of the Company. The Company had owed the credit card company $103,700 as of June 30, 2011.

During the six months ended June 30, 2011, the Company had a month to month agreement with a company whereby it utilized a sales software license which such license was obligated by a company owned by a shareholder. During the six months ended June 30, 2011, monthly payments made to the company owned by the shareholder to utilize the sales software license was approximately $3,000 per month.

During the six months ended June 30, 2011, an officer of the Company utilized a credit card to pay for goods and services on behalf of the Company whereby the officer was reimbursed for such goods and services purchased on the credit card. The credit card was guaranteed by the officer of the Company and was in the name of a different company owned also by the same officer and also a different shareholder of the Company.

11. SUBSEQUENT EVENTS

During July 2011 and as part of a letter of intent to sell the Company to Local.com Corporation (Local.com), as discussed further below, the Company received $250,000 cash and issued a secured promissory note payable to Local.com. The note was secured by all the assets of the Company, due September 30, 2011 and carried 10% annual interest. Upon the close of the sale of the Company to Local.com, discussed further below, the $250,000 principal amount of the note payable was satisfied in full in July 2011, just prior to the sale of the Company discussed further below.

During July 2011, the Company was acquired by Local.com on July 8, 2011 pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Local.com, Agile Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Local.com (“Subcorp”), and Dan Griffith, CEO, as Stockholders’ Agent (the “Stockholders’ Agent”) pursuant to which Subcorp was merged with and into the Company and the Company became a wholly-owned subsidiary Local.com (the “Merger”). As consideration for the Merger, Local.com paid upfront consideration of $5,000,000 in cash, up to 727,378 shares of Local.com common stock, $0.00001 par value (the “Shares”), and $5,000,000 in secured promissory notes (the “Notes”), subject to adjustment as described below (collectively, the “Merger Consideration”). The cash portion of the Merger Consideration payable to the Company’s Stockholders will be reduced by $862,500 to repay certain debt obligations of the Company immediately following the closing. The aggregate amount of Notes issued will be reduced by up to $2,378,000, including $500,000 to repay a promissory note held by the Company and up to $1,878,000 to establish an escrow fund for indemnification claims asserted by Local.com against the Company consistent with the terms of the Agreement (the “Escrow Fund”). Subject to meeting certain additional financial performance milestones throughout the two year period beginning July 9, 2011, as more particularly described in the Merger Agreement, the Company Stockholders will be eligible to receive an aggregate of up to an additional $20,000,000 (the “Earn-out”).